UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2013

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e) On May 14, 2013, Centene Corporation (the “Company”) entered into an amendment to the executive employment agreement (the “Amendment”) with Michael F. Neidorff, its chairman, president and chief executive officer (the “Executive”), which:

•	eliminates the 'single trigger' for severance payment following a change of control;

•	reduces severance amount from three times base salary and bonus to two times or less;

•	eliminates tax gross-up benefits for excise taxes payable upon severance;

•	extends the term of the employment agreement for an additional three years; and

•	provides for the grant of 30,000 restricted stock units.

The Board of Directors and Mr. Neidorff agreed to extend the contract beyond the previous termination date in 2014 to December 31, 2017 to ensure continuity in the business and an orderly transition of leadership in 2017.

The Amendment eliminates the 'single trigger' for severance payment following a change of control by amending the definition of “good reason” to eliminate the Executive's ability to terminate his employment for any reason during the one month period beginning on the six-month anniversary of a change in control of the Company.

Severance benefits were reduced from three times (3x) to two times (2x) the sum of his base salary plus the amount the Executive could have earned as a target bonus for the year of termination if the date of termination of the Executive's employment occurs on or before December 31, 2016 and one times (1x) such amount pro rated for the remaining term of the employment agreement (but not less than six months) if the date of termination of the Executive's employment occurs on or after January 1, 2017 and on or before December 31, 2017.

The Executive will no longer be eligible for a gross-up payment if any parts or amounts payable under his employment agreement are deemed to be “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended. If the payments to be received by the Executive in connection with a change in control constitute “excess parachute payments,” the Executive's payments and benefits will be reduced to the extent necessary such that no amount paid or payable to the Executive shall be deemed “excess parachute payments” (unless the Executive would be in a better net after-tax position without any such reduction, in which case payments and benefits will not be reduced).

Finally, as part of the Amendment, the Executive was awarded 30,000 restricted stock units payable in shares of the Company's common stock. These units will vest in full on the later of May 14, 2016 or the date the Executive has identified a successor who has been approved by the Company's Board of Directors. Subject to such vesting, the related shares of common stock shall be distributed to the Executive on certain dates following termination of employment.

The Amendment is filed as Exhibit 10.1 to this Form 8-K and the description of the Amendment is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
10.1 Amendment No. 4 to Executive Employment Agreement between Centene Corporation and Michael F. Neidorff

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	May 16, 2013	By:	/s/ William N. Scheffel
William N. Scheffel Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 4 to Executive Employment Agreement between Centene Corporation and Michael F. Neidorff